Exhibit 10.14

CYMER, INC.

2005 EQUITY INCENTIVE PLAN

LONG-TERM INCENTIVE PROGRAM AWARD

PERFORMANCE RESTRICTED STOCK UNIT GRANT NOTICE

Cymer, Inc. (the “Company”), pursuant to Section 7(c) of its 2005 Equity Incentive Plan (the “Plan”) and its Long-Term Incentive Program (the “LTIP”), hereby awards to you as a Participant under the Plan and the LTIP a Performance Restricted Stock Unit award for the number of shares of the Company’s Common Stock set forth below (the “Award”).  This Award is subject to all of the terms and conditions as set forth herein and in (i) the applicable Performance Restricted Stock Unit Agreement, which is attached hereto and incorporated herein in its entirety, (ii) the Plan, which is available on the Company’s Intranet under the Human Resources section and is incorporated herein in its entirety, and (iii) the LTIP Summary Description, which is attached hereto and incorporated herein in its entirety.

Participant:
Date of Grant:
Vesting Commencement Date
Target Number of Shares subject to Award:
Consideration:	Your Services to the Company

Vesting Schedule:                                             The shares subject to this Award will vest, if at all, following a 3-year performance period that commences on the Vesting Commencement Date (“the 3-year performance period”) only if the Company’s relative performance compared to specified peer companies over the 3-year performance period meets or exceeds certain performance measures established by the Company’s Compensation Committee and described in the attached LTIP Summary Description.  Vesting of the shares subject to this Award is subject to downward adjustment if you fail to meet 100% of your individual management-by-objective (“MBO”) goals during the 3-year performance period as determined by the Company’s Compensation Committee.  In addition to the Company’s achievement of its applicable performance measures and your achievement of your MBO goals, you must be employed on the last day of the applicable 3-year performance period in order to be eligible for any shares subject to your Award to vest.

Issuance Schedule:  If the shares subject to the Award vest, the vested shares will be issued to you during the first calendar year that follows the three-year performance period.  Subject to the terms of the Performance Restricted Stock Unit Agreement, the shares will generally be issued to you no later than 30 days following the completion and certification of the Company’s financial statements for such performance period.

Additional Terms/Acknowledgements:                               You acknowledge receipt of, and understand and agree to, this Performance Restricted Stock Unit Grant Notice, the Performance Restricted Stock Unit Agreement, the Plan and the LTIP.  You also acknowledge receipt of the 2005 Equity Incentive Plan Prospectus; provided, however, that if you are an Employee, you acknowledge that the 2005 Equity Incentive Plan Prospectus is available for your review on the Company’s

Intranet under the Human Resources section and that you also may receive a paper version of the 2005 Equity Incentive Plan Prospectus upon your request.  You further acknowledge that as of the Date of Grant, this Performance Restricted Stock Unit Grant Notice, the Performance Restricted Stock Unit Agreement, the Plan and the LTIP set forth the entire understanding between you and the Company regarding the acquisition of stock in the Company pursuant to this Award and supersede all prior oral and written agreements on that subject with the exception of (i) Stock Awards (as defined in the Plan) previously granted and delivered to you under the Plan, and (ii) the following agreements only:

Other Agreements:

PARTICIPANT	CYMER, INC.

By:
Signature	Signature

Name:	Name:
Print	Print

Date:	Title:

Date:

ATTACHMENTS:                Performance Restricted Stock Unit Agreement, LTIP Summary Description

ATTACHMENT I

PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

CYMER, INC.

2005 EQUITY INCENTIVE PLAN

LONG-TERM INCENTIVE PROGRAM AWARD

PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

Pursuant to your Performance Restricted Stock Unit Grant Notice (“Grant Notice”) and this Performance Restricted Stock Unit Agreement (the “Agreement”), Cymer, Inc. (the “Company”) has granted you a Performance Restricted Stock Unit award in accordance with the terms of the Company’s Long-Term Incentive Program (the “LTIP”) under Section 7(c) of the Cymer, Inc. 2005 Equity Incentive Plan (the “Plan”) for the number of shares of the Company’s common stock (the “Common Stock”) indicated in the Grant Notice (collectively, the “Award”).  Defined terms not explicitly defined in this Agreement but defined in the Plan or Grant Notice will have the same definitions as in the Plan or Grant Notice, as applicable.

The details of your Award are as follows.

1.                                      DISTRIBUTION OF SHARES OF COMMON STOCK.  If the shares subject to your Award vest, the Company will deliver to you a number of shares of Common Stock equal to the number of vested shares of Common Stock subject to your Award on the issuance date provided in your Grant Notice; provided, however, that in the event that the Company determines that you are subject to its policy regarding insider trading of the Company’s stock and any shares of Common Stock subject to your Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an “open window period” applicable to you, as determined by the Company in accordance with such policy, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable within the next “open window period” applicable to you pursuant to such policy; provided, however, that unless the delay until the next open window period or the next day when you are not prohibited from selling shares of the Company’s stock in the public market would not result in the imposition of any additional taxes under the Code (including section 409A of the Code), the delivery of the shares shall not be delayed pursuant to this provision beyond December 31st of the same calendar year of the Original Distribution Date.

2.                                      CONSIDERATION.  The Common Stock delivered to you pursuant to Section 1 of this Agreement shall be deemed paid, in whole or in part, in consideration of your services to the Company in the amounts and to the extent required by law.

3.                                      VESTING.  Subject to the limitations contained herein, your Award will vest, if at all, as provided in the Grant Notice.

4.                                      NUMBER OF SHARES.  The number of shares of Common Stock subject to your Award referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments as set forth in the Plan.

5.                                      CONDITIONS TO ISSUANCE AND DELIVERY OF SHARES.  Notwithstanding any other provision of this Agreement or the Plan, the Company will not be obligated to issue or deliver any shares of Common Stock pursuant to this Agreement (i) until all conditions to the Award have been satisfied or removed, (ii) until, in the opinion of counsel to the Company, all applicable Federal and state laws and regulations have been complied with, (iii) if the outstanding Common Stock is at the time listed on any stock exchange or included for quotation on an inter-dealer system, until the shares to be delivered have been listed or included or authorized to be listed or included on such exchange or system upon official notice of notice of issuance, (iv) if it might cause the Company to issue or sell more shares of Common Stock than the Company is then legally entitled to issue or sell, and (v) until all other legal matters in connection with the issuance and delivery of such shares have been approved by counsel to the Company.

6.                                      EXECUTION OF DOCUMENTS.  You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement.  You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award. This Agreement shall be deemed to be signed by the Company and you upon the respective signing by the Company and you of the Grant Notice to which it is attached.

7.                                      NON-TRANSFERABILITY.  Your Award is not transferable, except by will or by the laws of descent and distribution.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of Shares pursuant to Section 1 of this Agreement.

8.                                      AWARD NOT A SERVICE CONTRACT.  Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment.  In addition, nothing in your Award will obligate the Company or an Affiliate, their respective stockholders, Boards of Directors or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

9.                                      UNSECURED OBLIGATION.  Your Award is unfunded, and as a holder of a vested Award, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Common Stock pursuant to this Agreement.  You will not have voting or any other rights as a stockholder of the Company with respect to the shares of Common Stock purchased pursuant to this Agreement until such shares are issued to you pursuant to Section 1 of this Agreement.   Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company.  Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

10.                               WITHHOLDING OBLIGATIONS.

(a)                                  On or before the time the shares subject to your Award vest and/or you receive a distribution of shares pursuant to your Award, or at any time thereafter as requested by the Company, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to your Award by any of the following means (in addition to the Company’s right to withhold from any other compensation payable to you by the Company) or by a combination of such means: (i) causing you to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with your Award, or (iii) pursuant to a “same-day sale” procedure under a Regulation T Program conducted with the assistance of a brokerage firm.

(b)                                  Unless the tax withholding obligations of the Company or any Affiliate are satisfied, the Company will have no obligation to issue a certificate for such shares of Common Stock in connection with your Award.

11.                               NOTICES.  All notices with respect to the Plan shall be in writing and shall be hand delivered or sent by first class mail or reputable overnight delivery service, expenses prepaid.  Notice may also be given by electronic mail or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in a manner provided in the preceding sentence.  Notices to the Company or the Board shall be delivered or sent to the Company’s headquarters, 17075 Thornmint Court, San Diego, California 92127, to the attention of its Chief Financial Officer.  Notices to any Participant or holder of shares of Common Stock issued pursuant to an Award shall be sufficient if delivered or sent to such person’s address as it appears in the regular records of the Company or its transfer agent.

12.                               HEADINGS.  The headings of the Sections in this Agreement are inserted for convenience only and will not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

13.                               AMENDMENT.  This Agreement may be amended only by a writing executed by the Company and you which specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended solely by the Board (or appropriate committee thereof) by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board (or appropriate committee thereof) reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

14.                               MISCELLANEOUS.

(a)                                  The rights and obligations of the Company under your Award will be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.  Your rights and obligations under your Award may not be assigned by you, except with the prior written consent of the Company.

(b)                                  You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

15.                               GOVERNING PLAN DOCUMENT.  Your Award is subject to all the provisions of the LTIP and the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your Award and those of the Plan or the LTIP, the provisions of the Plan  or LTIP will control, as applicable; provided, however, that Section 1 of this Agreement will govern the timing of any distribution of Shares under your Award.  The Board (or appropriate committee thereof) will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board (or appropriate committee thereof) will be final and binding upon you, the Company, and all other interested persons. No member of the Board (or appropriate committee thereof) will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, the LTIP or this Agreement.

16.                               EFFECT ON OTHER EMPLOYEE BENEFIT PLANS.  The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any subsidiary except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any subsidiary’s employee benefit plans.

17.                               CHOICE OF LAW.  The interpretation, performance and enforcement of this Agreement will be governed by the law of the state of California without regard to such state’s conflicts of laws rules.

18.                               SEVERABILITY.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement, the LTIP or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

ATTACHMENT II

LTIP SUMMARY DESCRIPTION